                                 INTERTAN, INC.






                                    EXHIBIT A

SUBSIDIARY ACQUIRING SECURITIES                                   CLASSIFICATION
-------------------------------                                   --------------
Fleet National Bank                                               Bank
Fleet Investment Advisors, Inc.                                   Bank
